President and Chief Executive Officer
Internet Food Company, Inc.
631-A Cass Street, Suite 181
Monterey, California 93940

Re: Form 10-SB of Internet Food Company, Inc. filed with the Securities and
    Exchange Commission to be filed on or about June 30, 1999 ("Form 10-SB")


Gentlemen:

     The undersigned hereby consents to the use of its name in the Form 10-SB under the Heading "financial statements".


                                                     /s/
                                                     Hawkins Accounting